UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tabor Center,

1200 Seventeenth Street, Suite 2900

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2025, the board of directors of Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) appointed Taylor M. Paul to serve as our Chief Financial Officer and Treasurer effective as of November 14, 2025 (the “Effective Date”). Mr. Paul has had a long tenure with the Company and is currently serving as the Chief Accounting Officer of the Company. He is also currently serving as the Chief Financial Officer and Treasurer of Ares Real Estate Income Trust Inc.

Mr. Paul, age 46, is our Managing Director who has served as our Chief Accounting Officer since June 2018. He has also held similar leadership roles at other companies sponsored by affiliates of our former sponsor since 2006. Mr. Paul has also served as a Managing Director and Chief Accounting Officer, Real Estate in the Ares Finance and Accounting Department since July 2021 and as the Chief Financial Officer and Treasurer of Ares Real Estate Income Trust Inc. since December 2023. Mr. Paul’s responsibilities have included financial reporting, corporate and property accounting, financial planning and analysis and treasury management. In his current role, Mr. Paul manages all aspects of our accounting, budgeting, financial reporting functions and certain treasury management and compliance functions for the Company with oversight from our Chief Financial Officer and Treasurer. Prior to joining our former sponsor, Mr. Paul was with KPMG LLP from 2003 to 2006. Mr. Paul holds a Bachelor’s Degree in Accounting and Spanish from Southwestern University in Georgetown, Texas and is a CPA (inactive) in the state of Colorado.

Mr. Paul will hold office until his successor is duly elected or appointed and qualifies or until his death, resignation or removal in the manner set forth in the Company’s bylaws.

In connection with his appointment as an executive officer, Mr. Paul and the Company also entered into an Indemnification Agreement (the “Indemnification Agreement”), effective as of the Effective Date, consistent with the form of the Indemnification Agreement which is entered into between each director and executive officer and the Company. The Indemnification Agreement, requires, among other things, that, subject to certain limitations, the Company will indemnify Mr. Paul and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The preceding summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement which the Company filed as Exhibit 10.6 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-200594) filed with the SEC on July 1, 2016.

Mr. Scott A. Seager informed us on September 16, 2025, that he will be stepping down as our Chief Financial Officer and Treasurer effective as of the Effective Date. Mr. Seager’s resignation was not the result of any disagreement with the Company and Mr. Seager will remain with the Company through the Effective Date to assist with this transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

September 22, 2025	By:	/s/ JEFFREY W. TAYLOR
Name: Jeffrey W. Taylor
Title: Partner, Co-President

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